(LOGO) Logo of FIserv CIR, Inc.

THE FINANCIAL DATA SERVICES COMPANY DATA PROCESSING AGREEMENT

THIS IS AN AGREEMENT, dated as of August 1, 1994          , between FIserv CIR,
                                  ------------------------
Inc. a Delaware corporation          ("FIserv"), and
United Bankshares, Inc.
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500 Virginia Street
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Charleston, WV 25392                                               (the Client")
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BACKGROUND
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FIserv provides data processing services to a number of its client. The Client desires to engage FIserv to provide such services to the Client.

WHEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and intending to be legally bound, hereby agree as follows:

1.  EFFECTIVE DATE.

The effective date of this Agreement (the "Effective Date") shall be the date first written above.

2.  THE SERVICES.

The data processing and reporting services that FIserv offers as of the Effective Date are set forth in Exhibit A, which is attached hereto and hereby incorporated by reference. The services that FIserv shall provide to the Client hereunder shall be those data processing and reporting services that FIserv is offering from time to time that the Client shall request from FIserv from time to time (collectively, the "Services"). During the Initial Term (as defined in Section 6 hereof), the Client agrees to use FIserv as its sole and exclusive data processor at least for each of the Basic Services set forth in Exhibit A.

3.  FEES.

3.1(a) Subject to the terms and conditions below, the total monthly fee (the "Fixed Monthly Fee") to be charged beginning on the Effective Date shall be Eighty Three Thousand Two Hundred Fifty
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Dollars
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                                                                    ($83,250.00)
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The Fixed Monthly Fee shall include all of those Services identified with a "B"
in the left margin of the Fee Schedule on Exhibit B, which is attached hereto and hereby incorporated by reference.

3.1(b) Except for potential adjustments as outlined in paragraphs,
3.1(c), 3.1(d), and 3.3 below, the Fixed Monthly Fee shall remain in effect through December 31, NA. From January 1, NA, through the last day of the term
                    ---                 ---
of this Agreement (as defined in Section 6 hereof), the Fixed Monthly Fee in any given calendar year shall not increase by more than the aggregate annual increase in the previous calendar year's Consumer Price Index, as promulgated by the United States Department of Labor or any successor agency ("CPI").

3.1(c) Annually throughout the term of this Agreement, in the event that the Client's then current volume for those categories listed on Exhibit C, which is attached hereto and hereby incorporated by reference, exceeds the volumes as of the prior year end by more than five percent (5%), the Fixed Monthly Fee shall be increased by the defference between the percentage of actual volume growth and 5%. For this comparison volumes shall be determined by averaging the actual volumes of the final three (3) months of each respective calendar year, and the percentage of actual volume growth, if any, shall be determined on an average percentage difference basis, whereby percentage differences (current over prior year) for each category on Exhibit C shall be individually calculated and then averaged.

3.1(d) In the event that the Client (i) acquires other financial institutions or branches or portfolios of accounts for which FIserv will provide data processing services under the terms and conditions of this Agreement or (ii) elects to have FIserv provide data processing services to existing affiliates other than the aforementioned under the terms and conditions of this Agreement, the Fixed Monthly Fee shall be increased upon the conversion of each such acquisition or affiliate. Such increases(s) shall be calculated by applying the rates in FIserv's then current fee schedule to the incremental accounts and activity converted by such acquisition(s) or affiliate(s).

3.2 The fees to be charged as of the Effective Date for each of the Services not includes in the Fixed Monthly Fee defined in paragraph 3.1 above are set forth in the fee schedule on Exhibit B. FIserv may charge these fees from time to time by giving the Client prior written notice of such change in fees.

3.3 New or replacement services that may be made available to the Client subsequent to the Effective Date shall be priced by FIserv at levels FIserv deems appropriate. However, once the Client begins to receive any such new or replacement services, increases in the fees to be charged for such new or replacement services shall be governed by the provisions of this Section 3.

3.4 FIserv shall invoice the Client on a monthly basis for all services rendered in the prior month. The Client shall pay such invoice within 15 days of its receipt thereof.

4.  EQUIPMENT AND SUPPLIES.

4.1 The Client shall obtain and maintain at its own expense such data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Should the Client order equipment through FIserv during the term of this Agreement, the Hardware Purchase Agreement in Exhibit E, which is attached hereto and hereby incorporated by reference, shall apply to such order(s).

4.2 The Client shall be responsible for paying for all supplies to be used in connection with the Services.

5.  SYSTEMS MODIFICATION; AMENDMENT OF SERVICES.

5.1 FIserv may modify, amend, or provide an appropriate replacement for any of the Services or any element of its systems at any time (i) to improve the Services or (ii) to facilitate the continued economical provision of the Services.

5.2 FIserv may, at any time, withdraw any of the Services designated as "Ancillary Services" in Exhibit A upon prior written notice of at least six (6) months to the Client.

5.3 Notwithstanding the provisions of Section 5.2 hereof, either party may terminate any of the Services immediately upon prior written notice to the other party upon any legislative, regulatory, or judicial disapproval of such service or any material aspect or portion of such service.

5.4 Notwithstanding the provisions of Section 5.2 hereof, FIserv may terminate any of the Services upon prior written notice to the Client of ninety (90) days or a shorter term if so required, upon imposition by any legislative, regulatory, or judicial authority of restrictions or conditions that would materially affect the integrity of such service.

6.  TERMINATION.

6.1 Subject to the termination provisions set forth herein, the initial term of this Agreement shall commence on the Effective Date and continue for five (5) years (the "Initial Term"). Thereafter, this

(LOGO) Logo of FIserv CIR, Inc.

THE FINANCIAL DATA SERVICES COMPANY DATA PROCESSING AGREEMENT

Agreement shall continue in effect until it is terminated in accordance with such termination provisions. Either party may terminate this Agreement immediately at any time upon an Event of Default (as defined in Section 14 hereof) by the other party. Either party may terminate the Agreement without cause at the end of the Initial Term or at any time thereafter, upon prior written notice to the other party of at least one (1) year.

6.2 In the event (i) the Client expresses its desire in writing to terminate this Agreement prior to the end of the Initial Term as a result of the Client having been acquired, (ii) the Client shall convert at least all of the Basic Services from FIserv to such acquirer, (iii) the Client has paid to FIserv all fees due under this Agreement, (iv) FIserv has not committed an Event of Default hereunder, and (v) the Client provides FIserv with one (1) year's prior written notice; the parties agree as follows:

(a) The Client shall pay the fees normallly due to FIserv hereunder in each subsequent month until the Client is deconverted from FIserv's systems. Fees for services not included in the Fixed Monthly Fee shall be FIserv's then current standard fees, and notwithstanding any limits upon fee increases or total fees provided for in this Agreement.

(b) In addition, prior to the Client's deconversion of the first Basic Service of the first affiliate from FIserv systems, the Client shall pay to FIserv as liquidated damages an amount equal to seventy-five percent of the Fixed Monthly Fee in effect prior to the deconversion of such Basic Service multiplied by the number of remaining months in the Initial Term, or any renewal term, from the final deconversion, plus, if applicable, (1) any amounts representing unamortized or undepreciated assets purchased or incurred by FIserv solely on behalf of the Client, and (2) any shut down expenses associated with a facilities management arrangement. In the event the Client's final deconversion date occurs after the projected final deconversion date, FIserv shall credit the Client's invoice for the liquidated damages amount applicable to such fees for such month; provided, however, FIserv has been paid the liquidated damages. The parties agree that these damage provisions are reassonable in light of all present and predictable circumstances.

7.  BACKUPS.

The Client shall maintain backup copies of all programs and systems documentation provided by FIserv to the Client related to the Client's responsibilities hereunder. The Client shall maintain files that shall permit economical regeneration of data stored at its site or transmitted to FIserv for processing. The Client also shall arrange in advance for access by it to alternate data processing facilities capable of processing and transmitting its data to FIserv in the event the Client's hardware and software is not performing satisfactorily.

8.  FISERV SOFTWARE.

The Client acknowledges that it does not have right or title to any of the software, systems documentation, guidelines, procedures, or related materials that may be used or provided by FIserv hereunder (collectively, the "Software"), except to use the Software for the purposes set forth herein during the term of this Agreement. The Client shall protect the confidentiality of the Software and shall not disclose any information with respect to the Software to any third party without FIserv's prior written consent unless required to do so by law. Upon the termination of this Agreement by either party, the Client shall immediately return all of the Software to FIserv in whatever form the Software may then exist.

9.  DATA OWNERSHIP CONFIDENTIALITY.

9.1 The Client is the sole owner of all data supplied by it to FIserv for processing hereunder, regardless of the fact that FIserv may place such data in a master file or otherwise record such data in various media. Subject to the provisions of this Agreement, FIserv shall supply such data to the Client upon the request of the Client and upon termination of this Agreement, on a medium elected by the Client, provided that the medium selected is being used by FIserv at the time for the processing of such data. The Client shall pay for FIserv's work in providing such data at FIserv's rates then in effect for computer and personnel time, supplies, and other items as required.

9.2 FIserv shall protect the confidentiality of Client's work and data actually received by it to the same extent as it does its own. FIserv shalll not divulge such work and data to any third party without the prior written consent of the Client, except as it may be permissible under this Agreement or by applicable law.

9.3 Both parties shall respect and protect the confidentiality of this Agreement.

10.  AUDITS; EXAMINATIONS; COMPLIANCE.

10.1 The Client shall be responsible for initiating and performing its own audits at its own expense. The Client may appoint an independent certified public accounting firm to conduct any or all audits on its behalf. The performance of the Services by FIserv for the Client hereunder shall be subject to examination by regulatory agencies or the Clients auditors to the same extent as if they were performed by the Client on its own premises. FIserv shall cooperate with any regulatory agency authorized to examine the Client.

10.2 The Client shall be solely responsible for its compliance with any and all federal, state, and local statutes, ordinances, regulations, rules, and other law applicable to the Client and its operations. FIserv shall use good efforts in helping the Client to comply with such laws and regulations.

11.  WARRANTY; DISCLAIMER OF WARRANTIES.

FIserv WARRANTS THAT IT SHALL PROVIDE THE CLIENT WITH SERVICES SIMILAR IN QUALITY AND FUNCTION TO THE SERVICES FIserv PROVIDES TO ITS OTHER DATA PROCESSING CLIENTS OF SIMILAR SIZE RECEIVING SIMILAR SERVICES. EXCEPT FOR THE FOREGOING, FIserv MAKES NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, OF ANY KIND. FIserv EXPRESSLY DISCLAIMS, AND CLIENT EXPRESSLY WAIVES, ANY AND ALL WARRANTIES, INCLUDING WITHOUT LIMITATION MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO DESCRIPTIONS OR SPECIFICATIONS. WHETHER OR NOT INCORPORATED INTO THIS AGREEMENT, SHALL CONSTITUTE WARRANTIES OF ANY KIND.

12.  INDEMNIFICATION.

The Client agrees to relieve FIserv from any and all liability to the Client in connection with FIserv's performance of this Agreement, unless FIserv is grossly negligent or engages in willful misconduct, and as to third parties, to indemnify FIserv and hold FIserv harmless from any and all liabilities, losses, or damages, including reasonable attorney's fees, incurred by FIserv as a result of claims, demands, lawsuit, or judgments arising from or in connection with FIserv performance of this Agreement.

(LOGO) Logo of FIserv CIR, Inc.

THE FINANCIAL DATA SERVICES COMPANY DATA PROCESSING AGREEMENT

13.  FORCE MAJEURE.

Notwithstanding any other provision of this Agreement, neither party shall be liable to the other party for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay be due to acts of God, war, civil commotion, governmental action, fire, explosion, strikes, other industrial disturbance, equipment malfunction that is beyond its reasonable control, or any other cause that is beyond its reasonable control.

14.  EVENTS OF DEFAULT.

It shall be an Event of Default if either party commits a material breach of its covenants or obligations hereunder and the defaulting party has not cured such breach within a reasonable period of time after receipt of written notice.

15.  LIMITATION OF LIABILITY.

15.1 FIserv's aggregate liability to the Client hereunder shall be limited to an amount equal to the amount of fees paid by the Client to FIserv hereunder during the six (6) months immediately preceding the event from which such liability should arise.

15.2 FIserv and the Client expressly waive all claims for any additional incidental, consequential, compensatory, or punitive damages.

15.3 FIserv and the Client agree that these damage provisions are reasonable in light of all present and predictable circumstances (including expectable actual damages and the fact that the fees charged and to be charged by FIserv hereunder do no include amounts sufficient to insure against greater claims).

16.  TAXES.

The Client shall be responsible for paying any and all taxes (other than any franchise taxes imposed upon FIserv and any taxes based upon FIserv's new income) arising from or relating to (i) this Agreement, (ii) the Services provided hereunder, or (iii) the relationship created between the Client and FIserv under this Agreement. In the event that FIserv should pay any such tax or taxes, the Client shall promptly reimburse FIserv for any such payment upon receipt of a bill for such payment.

17.  LIMITATION PERIOD.

No lawsuit or other action may be brought by either party hereto on any claim or controversy based upon or arising in any way out of this Agreement after one (1) year from the date of the occurrence allegedly giving rise to the action.

18.  NOTICES.

All notice permitted or required by this Agreement shall be in writing and shall be deemed to have been duly given if sent by personal delivery, or mail, addressed, in the case of notice to FIserv, to:
       Ms. Karen M. Lampman
       Vice President
       FIserv CIR, Inc.
       500 Grant Street, Suite 815
       Pittsburgh, PA 15219-2502
and in the case of notice to the Client to:
       Mr. Kenneth Greear
       Vice President
       United National Bank
       500 Virginia Street
       Charleston, WV 25392
or to such other address, or addresses as the party to receive notice may provide in writing to the other party in accordance with the notice provisions of this Section 18.

19.  GENERAL PROVISIONS.

19.1 This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns/delegates of the parties hereto. Either party may assign its rights or delegate its duties in this Agreement without the prior consent of the other party, except if such transfer would be to a direct competitor of the other party in which case consent would be required.

19.2 This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

19.3 The section headings in this Agreement are intended to be for reference purposes only and shall not modify or restrict any of the terms hereof.

19.4 To the extent possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, without rendering invalid, illegal, or unenforceable the remainder of such provision or the remaining provisions of this Agreement,

19.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

19.6 This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements or representations relating to such subject matter that are not set forth herein. This Agreement may be amended only in writing executed by the parties hereto.

IN WITNESS HEREOF, the parties hereto have executed this Agreement, to be effective as of the date first written above.

                FIserv CIR, Inc.

By

Title

Attest:

                United Bankshares, Inc.
                   [Name of Client]

By

Title

Attest

ADDENDUM made as of even date to FIserv Data Processing Agreement of August 1, 1994 between FIserv CIR, INC., a Delaware corporation, ("FIserv"), and United Bankshares, Inc. ("Client").

1. INTEGRATION.

The FIserv Data Processing Agreement (the "Contract") to which this Addendum is attached and this Addendum together constitute a binding agreement (the "Agreement") between FIserv and Client in accordance with the terms of the Contract and this Addendum. In the event of a conflict or inconsistency between the terms of the Contract and the terms of this Addendum, the terms of this Addendum shall control.

2. AFFILIATES INCLUDED AS OF THE EFFECTIVE DATE.

The following affiliates are included in this Agreement as of the Effective
Date: United National Bank, United National Bank/South and Bank First.

3. ALLOWANCES AND CAPS IN THE FIXED MONTHLY FEE.

3.1 The Fixed Monthly Fee shall include the following Service subject to an annual noncumulative allowance of: 1 original of the Third Party Audit Review.

3.2 The Fixed Monthly Fee shall include the Data Access Service ("DAS") to the extent usage charges exceed $4,000 per month. In the event the Client implements the InformEnt(R) product, the aforementioned DAS cap shall be replaced by a noncumulative, monthly DAS allowance of $10,000. Such allowance shall last for a period of one (1) year and thereafter be replaced by a $1,000 allowance.

4. CPI ADJUSTMENT.

4.1 FIserv agrees that it shall not assess the CPI adjustment to the Fixed Monthly Fee in Contract Section 3.1(b) during the Initial Term of the Agreement.

4.2 Except for third party services. FIserv agrees not to increase fees for variable services until January 1, 1996 and such increases shall not exceed the CPI of the prior calendar year.

5. FEE WAIVERS AND CREDITS.

5.1 FIserv agrees to waive the license fee for the FTSS product.

5.2 Flserv agrees to perform a one-time operations consulting service and to waive the $20,000 fee. The consulting study entails the following areas: (1) determine the scope of the project: (2) completion of consulting questionnaires:
(3) processing of preliminary staffing models: (4) on-site visitations: and (5) a final report summarizing findings and recommended solutions. FIserv shall be available to advise the Client on implementation of the recommendations at FIserv's then current rates.

5.3 FIserv agrees to credit the Clients invoice $6,667.00 per month effective January 1, 1995. Such credit shall last for a period of twelve (12) months.

5.4 FIserv agrees to waive the one-time setup fees for the following services:
CL Plus, Retail Loans, On-Line Collections, On-Line GL. Large Currency Reporting, the overnight investment module and Safe Deposit Box.

6. SERVICE LEVEL COMMITMENTS.

For purposes of the service level commitment categories set forth below, the described services shall be deemed to be "available" to the Client if FIserv's computer system, including all hardware and software necessary to provide the Client with the Services contemplated by this Agreement, is available to accept and process all imput contemplated by this Agreement from Client and necessary to provide the Services in question. All service levels commitments shall be averaged within each measurement period and national holidays are excluded.

A). RESPONSE TIME. FIserv shall provide response time for the central processor to receive an Inquiry transaction from the communications controller at FIserv's data center, process that transaction and return the answer to the controller of three (3) seconds or less as determined from measurements taken over a calendar month, ninety-five (95%) percent of the time from 8:00AM to 8:00PM Client Local Time ("CLT"), Monday through Saturday.

B). APPLICATION REPORT AVAILABILITY. FIserv shall make available to the Client at the FIserv Output Print System or other output distribution medium or product, critical reports for the Basic Services, no later than 7:00AM CLT each business day or 10:00AM CLT if such business day falls on the first calendar day of the month (General Ledger an additional 2 hours in each case), provided the Client has completed transmission of the data to be used in generating such reports to FIserv no later that 12:01AM CLT. FIserv shall provide such reports to the Client in accordance with the above schedule at least ninety-five percent (95%) of the time measured over a calendar month.

C). TELEPROCESSING AVAILABILITY. FIserv shall make its teleprocessing services available to the Client at least ninety-five (95%) of the time from 8:00AM to Midnight CLT, Monday through Saturday, measured over a calendar month.

7. EQUIPMENT SUPPORT COMMITMENTS.

7.1 Unisys V410: FIserv agrees to support this equipment through the Initial Term of this Agreement. FIserv agrees to provide technical resources at no charge to modify and support the print reformat program on the Unisys V410 system to move Name and Address information for Statement and Notices to a common location. Support for the print reformat program shall continue until a common location capability for name and address information for statements and notices exists within the deposit and loan systems.

7.2 Xerox Laser Printer: FIserv agrees to support this equipment through the Initial Term of this Agreement.

7.3 3270 Terminals: FIserv agrees to support this equipment through December 31, 1996. Support is defined as adding required fields and functions to keep systems functional without screen redesigning.

8. ACQUISITION CONVERSION SUPPORT AND FEES.

FIserv's role in conversions pursuant to Contract Section 3.1(d) shall be one of limited conversion support. "Limited Conversion Support" shall be defined as whereby FIserv assists in pre-conversion calls, writes conversion file specifications, produces conversion edits for review and verification by the Client, and runs conversion jobs. The fee for such a conversion shall be $15,000 plus out-of-pocket expenses, if any, up to a fee maximum of $100,000. Support by FIserv beyond those levels described above shall be invoiced separately at a rate of $280 per person per day plus all out-of-pocket expenses as incurred by FIserv.

9.  VOLUME INCREASE AND DECREASE CALCULATIONS.

9.1 Monthly Fee Increase Pursuant to Contract Section 3.1(d): The last sentence in Contract Section 3.1(d) shall be deleted. The fee increase, if any, shall be due in the month following conversion and shall be calculated in accordance with Contract Section 3.1(c) taking into account the five percent (5%) growth allowance and excluding any internal growth. Further, once the average percentage difference is calculated, it shall be discounted according to the following table:

           If Average Percentage Increase Is                                             It Will Be Discounted By
           ---------------------------------                                             ------------------------
               Less than or equal to 25%                                                           10%

                Between 25% and 50%                                                                15%

                Between 50% and 75%                                                                20%

                  Greater Than 75%                                                                 25%

9.2 For the purposes of the annual adjustment pursuant to Contract Section 3.1(c) in a year where a conversion has occurred, the converted volumes shall be subtracted from the current year end volumes to determine internal volume growth. The allowance to be applied shall be the amount remaining, if any, after the calculation in Addendum Section 9.1. The increase, if any, from the annual review shall be applied to the Fixed Monthly Fee in effect prior to a conversion increase. The increase calculated in Addendum Section 9.1 shall then be added to the resulting Fixed Monthly Fee along with any other previous adjustments. An illustration of this provision is found in Exhibit C.

9.3 The volume increase calculations shall apply equally to volume decreases. In other words, adjustments to the Fixed Monthly Fee for annual volume decreases shall begin after the 5% allowance for decreases has been applied to the average percentage difference by category. The resulting average percentage decrease shall thereafter be discounted according to the percentages in Addendum Section
9.1. For example, if the average percentage difference was 20%, the 5% allowance would be applied to arrive at the average percentage decrease of 15% before discount. The discount would be 10% and the resulting discounted average percentage decrease of 13.5% (15% less (.15 X .10)). In no event over the life of the Agreement may the Fixed Monthly Fee be reduced by more than 25% of the Fixed Monthly Fee as of the Effective Date.

10. TRAINING FEES AND MANUALS.

10.1 FIserv agrees to waive the standard fee for its regularly scheduled application training classes held in Pittsburgh. The Client is responsible for all out-of-pocket expense associated with its employees attending such classes. This waiver is restricted to the first three (3) individuals attending each application training class.

10.2 In the event the Client subscribes to a new service, FIserv shall not charge the Client for the first two user manuals for such new service.

11. SALE OF FUSION BY FISERV.

In the event that FIserv, Inc. sells Fusion to a third party, the Client may terminate this Agreement, without the payment of liquidated damages, by notifying FIserv of its intent to do so within 90 days following such sale. FIserv agrees that the Client may elect to be processed on FIserv's platform for up to one (1) year from such sale.

12. NOTICE AND LIQUIDATED DAMAGES FOR EARLY TERMINATION.

The notice requirement in Section 6.2 shall begin on the date FIserv receives written notice of the Client's desire to terminate the Agreement after a definitive written agreement has been signed between the acquirer and the Client. The liquidated damages pursuant to Contract Section 6.2 shall be reduced to $20,000 times the remaining months in the Initial Term or any renewal term.

13. ACQUISITION OF THE CLIENT BY A FISERV, INC, CLIENT.

In the event the Client is acquired by a FIserv, Inc. client and desires to terminate this Agreement and convert from FIserv's Fusion Group to such other FIserv, Inc. processing alternative, then the Client may terminate this Agreement without the payment of liquidated damages; provided, however, that the timing of the deconversion/conversion and transition costs willl be negotiated between FIserv and the Client.

14. ACQUISITION OF A FISERV FUSION OR FISERV, INC. CLIENT.

In the event the Client acquires a financial institution whose Basic Services are being processed by FIserv Fusion or other affiliate of FIserv, Inc., then the Client may process after regulatory approval (in the case of a FIserv Fusion client) or convert (in the case of other FIserv client) (collectively process after regulatory approval and convert shall hereinafter be referred to as "Transition") such an acquisition as an acquisition under this Agreement by providing written notice to FIserv. In addition, if such an acquisition Transition occurs within the last three (3) years of this Agreement, this Agreement shall be automatically extended from the date of such Transition for the longer of the length of the contract of the acquired financial institution or three (3) years unless, in the case of an acquisition of a FIserv Fusion client only, the Client elects to pay the liquidated damages of the acquired bank. In the event the acquired financial institution is a FIserv Fusion client is treated as an acquisition under this Section by the acquiring Client and the Client elects to extend the Agreement pursuant to this Section, the acquired financial institution may terminate its FIserv Fusion contract upon acquisition without the payment of liquidated damages. In the event the acquired financial institution is a FIserv, Inc. client other than with Fusion, FIserv shall use good faith efforts to minimize the costs associated with the termination of their data processing agreement.

15. FUNDS TRANSFER SECURITY SYSTEM.

FIserv agrees to license the Funds Transfer Security System ("FTSS") pursuant to Exhibit F, which is attached hereto and hereby incorporates by reference. The license and annual support services fees for FTSS shall be waived for up to 100 wires per day so long as the Client remains a client of FIserv's. In the event the Client terminates this Agreement prior to the end of the Initial Term, the Client shall pay to FIserv a license fee for FTSS equal to the unamortized portion of the $30,000 license fee based on a 60 month amortization schedule from the date of delivery of FTSS.

16. DISASTER RECOVERY PLAN.

FIserv commits that it has disaster recovery plan and will continue to have such a plan through the Initial Term of this Agreement. FIserv agrees that it will execute its plan in the event of a disaster and that it shall use its best efforts, together with third party efforts, to minimize the impact to its clients. Further, there shall be no extra charge for FIserv's services during the disaster.

17. PRODUCT COMMITMENTS.

FIserv agrees to provide the product commitments on Attachment A, which is attached hereto and hereby incorporated by reference. FIserv agrees to provide each commitment to the Client by the dates indicated in Attachment A. In the event FIserv fails to meet a specific product commitment encoded with an "A" after a 90 day cure period, FIserv shall credit the Client $1,000 per month until cured. In the event FIserv fails to meet a specific product commitment encoded with an "B" after a 90 day cure period, FIserv shall credit the Client $500 per month until cured.

18. OTHER COMMITMENTS.

18.1 In the event FIserv offers a replacement for a Fusion Basic Service during the Initial Term of this Agreement, FIserv agrees that it shall not force the Client to convert to such replacement service.

18.2 FIserv commits that it's responses to the United Request for Proposal dated January 25, 1994 were to the best of its knowledge truthful. The Client acknowledges that FIserv's responses were subject to FIserv's interpretation of the questions.

18.3 The phrase "materially affect the integrity of such service" in Contract
Section 5.4 shall be defined as a condition whereby the economical provision of the service is substantially affected.

18.4 An additional warranty shall be added to Contract Section 11 as follows:
"FIserv warrants that the services shall substantially perform according to their documentation."

18.5 Contract Section 12 shall be deleted.

18.6 Contract Section 15.1 shall be modified by striking the word and number "six (6)" and replacing it with the word and number "twelve (12)".

18.7 Contract Section 17 shall be modified by striking the word and number "one (1)" and replacing it with the word and number "two (2)".

18.8 The second sentence in Contract Section 19.1 shall be deleted and replaced by the following: "Neither party may assign its rights or delegate its duties in this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, a party may freely transfer this Agreement to its affiliate so long as such affiliate is not a direct competitor of the other party."

19. EARLY TERMINATION FOR REASONS OTHER THAN ACQUISITION.

In the event (i) the Client expresses a desire in writing to terminate this Agreement prior to the end of the Initial Term, (ii) FIserv has not committed an Event of Default hereunder, (iii) the Client has paid to FIserv all fees due under this Agreement, and (v) the Client provides FIserv with one (1) year's prior written notice; the parties agree as follows:

  (a) The Client shall pay the fees normally due to FIserv hereunder in each subsequent month until the Client is deconverted from FIserv's systems. Fees for services not included in the Fixed Monthly Fee shall be FIserv's then standard fees as may be then in effect, and notwithstanding any limits upon fee increases or total fees provided for in this Agreement.

  (b) In addition, prior to the Client's deconversion of the first Basic Service of the first affiliate from FIserv's systems, the Client shall pay to FIserv as liquidated damages an amount equal to seventy-five percent of the Fixed Monthly Fee in effect prior to the deconversion of such Basic Service multiplied by the number of remaining months in the Initial Term, or any renewal term, from the final deconversion, plus, if applicable, (1) any amounts representing unamortized or undepreciated assets purchased or incurred by FIserv solely on behalf of the Client, and (2) any shut down expenses associated with a facilities management arrangement. In the event the Client's final deconversion date occurs after the projected final deconversion date, FIserv shall credit the Client's invoice for the liquidated damages amount applicable to such fees for such month; provided however, FIserv has been paid such liquidated damages. The parties agree that these damage provisions are reasonable in light of all present and predictable circumstances.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, to be effective as of the first date written above.

FIserv CIR, Inc.                         United Bankshares, Inc.

By:                                      By:

Title:                                   Title:

                                 Attachment A
                      UNITED BANKSHARES, INC. EDP ISSUES
                               September 1, 1994

CODE   SYSTEM                    ISSUE                                                     RESPONSE
 B   Demand Deposit     Moving interest from DD to DD             FIserv's strategic direction is to provide two core deposit systems. There will be a Transaction System (DD and Statement
                                                                  Savings products) and a Time System (TD and Passbook products). To accomplish this goal, increased functionality will be added to both the DD and TD systems. The ability to move interest within the DD system is a scheduled project with a targeted completion date of September 1995.

 A   Demand Deposit     Moving Savings into DD                    As stated above, FIserv's direction is to collapse Statement
                                                                  Savings products into Demand and Passbook accounts into Time
                                                                  Deposits. Over the next 18 to 24 months the features needed to support savings instruments will be incorporated into both systems. FIserv anticipates that the project will be completed by
                                                                  December 1995. However, during this time period several additional features will be made available outlined below.
                                                                  .  DD interest payment frequencies - target date - June 30, 1995
                                                                  .  DD service charge frequencies - target date - June 30, 1995
                                                                  .  DD disbursement capabilities - target date - September 1995
                                                                  .  TD multiple monetary capabilities - target date - June 30, 1995
                                                                  .  TD ACH interface - target date - September 1995
                                                                  .  TD ATM interface - target date - September 1995

 A   Demand Deposit     Reducing the number of inquiry and        To provide this capability, the teller cashed check transaction
                        transactions needed to cash a check.      logic must be added at the Administrative terminal level. FIserv
                        Going from a 2 to 3 inquiry per           realizes the importance of this issue to United Bankshares and
                        transaction to 1.                         will provide the required enhancement by March 31, 1995.

 B   Demand Deposit     Present DD system cannot pay quarterly    The DD system will be enhanced to support flexible interest
                        interest on SDA or annually for           payment frequencies in June 1995. Club processing will also be
                        Christmas Club. Timing of Savings         added to either DD or TD. A final decision regarding the
                        to DD.                                    residence of this feature will be made in the near term. A target date of September 1995 has been established for club processing.

Attachment A
UNITED BANKSHARES, INC. EDP ISSUES
September 1, 1994

CODE  SYSTEM                          ISSUE                       RESPONSE
 B   Demand Deposit/        Same day balance for movement         During the fourth quarter of 1994, FIserv will provide United
     Savings                (sweep) of money from DD/Savings.     Bankshares, Inc. with its own posting file. Once this is
                                                                  accomplished, the DD posting will run after the Savings posting is complete which will result in same day balances for sweeps.

 B   Demand Deposit         ATM switch on new account input       This feature is currently available in the Savings application.
                                                                  Demand Deposit will add this feature in conjunction with the new
                                                                  Common Account Screen project which is scheduled to be completed by the end of the first quarter 1995.

     Demand Deposit         ATM switch print on closed account    Same as above.
                            (close out ATM on network).

     Demand Deposit         Zero Balance Report - Service         FIserv recognizes the value of this request and will schedule the
                            Charge number and waiver code.        enhancement in a maintenance release during 1995.

     All Deposits           Time requirement for purging closed   FIserv will work with United to develop special file maintenance
                            accounts.                             programs on future acquisitions to close accounts in a more rapid fashion. We believe this procedure will eliminate the need to modify the current closing process.

 B   Demand Deposit         Maintenance of overdraft history      The handling of account maintenance in a more "user friendly"
                            difficult, time consuming and         fashion is being addressed in the Deposit strategic plan. The
                            inefficient.                          tentative target date for implementation is late 1995.

 B   Demand Deposit         Advertising Message by Office         The Customer Reporting System will include this feature in the
                                                                  December 1994 release.

 B   Demand Deposit         Modify sweep - Sweep out exact        FIserv will provide this enhancement by mid 1995.
                            amount and overdraft protection
                            on account.

     Demand Deposit         DD to DD drafts at different times    This project will be activated if the modified sweep enhancement
                            to include bi-weekly.                 mentioned above does not satisfy United's needs.

 B   Demand Deposit         12 month average ledger and           FIserv will provide this feature during the first quarter of 1995.
                            collected balances for credit
                            inquiry.

 B   Demand Deposit         Expand flag code to six digits        FIserv will provide this capability during the fourth quarter of
                                                                  1995.

Attachment A
UNITED BANKSHARES, INC. EDP ISSUES
September 1, 1994

CODE   SYSTEM                       ISSUE                                                   RESPONSE
     Demand Deposit         Enhance DDHIST screen to count and    This information is available within DD. It is located on the DD
                            display number of Unstatemented       Regular Items screen. The field names are Debits and Credits
                            items.                                CTD. By adding the fields together, it will provide the number of unstatemented items.

     Demand Deposit         Number of Service charge routines     The regular service fee and EFT routine numbers have been expanded to four digits within the DD system. This expansion allows United to establish as many as 9,999 regular and EFT routines.

     Demand Deposit         Market Pricing                        Market Pricing capability was incorporated into the DD system in
                                                                  June.

     Demand Deposit         Freeze - description for reason for   FIserv will provide this feature during the fourth quarter of
                            Freeze                                1995.

 B   Savings                Service charge limitation - System    This capability will be provided when Statement Savings is
                            does not provide the capability to    collapsed into Demand Deposits and Passbook Savings is combined
                            waive a monthly maintenance fee and   with Time Deposits. This feature is scheduled to be available in
                            continue to charge the account for    September 1995.
                            transaction fees.

     Time Deposit           TD investment type for rate index,    As mentioned during the RUG meeting, this request would require
                            separate to be independent in their   massive changes to the Time Deposit system and is not in the
                            function, more flexibility and        strategic direction of this product. FIserv will provide United
                            market pricing                        with a document outlining other options, such as utilizing a regional code within Informent, to produce the necessary cross-
                                                                  bank application reports This document will be sent to United prior to September 30, 1994.

 B   Time Deposit           Custom TD notices                     This feature will be provided within the Custom Reporting System.
                                                                  It is scheduled to be completed by October 1995.

     Time Deposit           Sort Report 30 by Office (TD) for     This feature is available today. United has two office sorts to
                            budget                                choose from: Alpha Key by Office or Account Number by Office. The change can be made by the TDORF screen.

 B   All Deposits           Suspense on-line batch                This feature is included as part of the Deposit strategy to improve needed integration. FIserv will provide this feature by year end 1995.

     Account Analysis       Rolling 12 month history on AA as     The rolling 12 month history is available on-line at no additional
                            part of cost                          cost. It can be reviewed by accessing the AADHIST screen.

Attachment A
UNITED BANKSHARES, INC. EDP ISSUES
September 1, 1994

CODE   SYSTEM                       ISSUE                                                   RESPONSE
 B   Account Analysis       AA statement preview to catch         This enhancement is in the tactical plan and is scheduled to be
                            problems and avoid them.              completed during the third quarter of 1995.

     Time Deposit           Way to determine source of outage     FIserv will work with Barb Waldon to explore various reporting
                            when balancing interest expense.      options to achieve this objective. A new report unique to United's needs is under development. The report will be available for
                                                                  United's review by September 30, 1994.

     ACH                    ACH Balancing - grouping totals so    FIserv will develop a special print recap report which will
                            you don't have to go through extra    eliminate the need to print large volumes of reports during the
                            report. ACH PEP Plus balancing        ACH balancing process. Donna Terrell will provide FIserv with the
                            requires going through a stack of     specific report requirements and it is anticipated that the report
                            reports to retrieve totals needed.    will be available prior to December 31, 1994.

     ALL                    Name/Address formatted common         FIserv will provide resources to modify the print programs on the
                            location.                             Xerox printer to achieve the common Name and Address location on Statements and most Notices. This is a short term solution.
                                                                  FIserv's strategic direction is to provide a common name and address location from the application systems as opposed to modifying print programs.

     BancSource             Backdating of rate and indexes.       Rate and Indexes can be backdated or future dated. However, loans that have already gone through a rate change will not recalculate.
                                                                  This is an architectural limitation of the system.

 B   BancSource             5 Digit Officer Code                  Work on this enhancement can not begin until the client migration project is completed in late 1995 or early 1996. As an
                                                                  intermediate step, BancSource personnel will work with the
                                                                  InformEnt team to provide the required reporting through the utilization of both the Officer Code and Officer 2 fields or the councilor code.

 B   BancSource             Insurance on Balloon Loans            Insurance remittance for Balloon Loans is performed manually. As per Sandy Carr, United wants to continue this process. The main concern is the ability to get accurate "payoffs" on loans with balloon insurance. This concern will be eliminated by creating an new routine to establish the normal insurance and balloon
                                                                  insurance at the time of set up. This capability will be available prior to United's conversion to the BancSource system.

     BancSource             Interest paid last year on inquiry    This information is available on the second display screen and on
                            screen.                               the change miscellaneous screen.

Attachment A
UNITED BANKSHARES, INC. EDP ISSUES
September 1, 1994

CODE   SYSTEM        ISSUE                                RESPONSE
     BancSource    Same day transfer posting        During the fourth quarter of
                                                    1994, FIserv will provide
                                                    United with its own posting
                                                    File. This feature will enable
                                                    overdrafts and sweep transactions
                                                    to post prior to bringing the
                                                    files on line the next morning.
                                                    These transactions are posted
                                                    after the nightly posting but
                                                    prior to bringing the files on
                                                    line thereby limiting the risk
                                                    of funds being withdrawn prior
                                                    to satisfying the overdraft or sweep.

B    BancSource    Provide necessary                FIserv will program Schedule R1
                   information to                   into the BancSource system during
                   complete Schedule R1             the first quarter of 1995.

B    BanSource     Cannot put on new                FIserv will incorporate this
                   floor plan loan the              enhancement into the 95.03
                   day rate indexes change.         release for BancSource which
                                                    is scheduled for implementation
                                                    next June.

     BancSource    Multiple Tapes - 2               The BancSource system has the
                   coupon tapes (week) 2            capability of generating two coupon
                   insurance tapes (month)          tapes per week and two insurance
                                                    tapes per month. Additionally,
                                                    the fees for the tapes are
                                                    included in the fixed monthly fee.

     CL Plus       Recovery charge off              FIserv is a member of the Shaw
                   processing - interface.          advisory board that provides
                                                    input into the prioritization
                                                    of system enhancements. All
                                                    members of this board get one
                                                    vote into the prioritization process.
                                                    Although overall market need will
                                                    determine the priority assigned to this
                                                    project, FIserv will give this request the
                                                    highest priority when it presents 1995
                                                    enhancement requests to Shaw.

     CL Plus       Insurance not                    Same as above
                   available on commercial
                   loans (pay off)

     CL Plus       Scots in conversion              Scots information will be migrated
                   / migration                      to CL Plus during the migration
                                                    process for commercial loan related
                                                    information.

     CL Plus       Guarantors / Endorsers           Can be done on CRF. However,
                   that have no other               in order to have financial
                   relationship with bank.          statements produced, there must
                                                    be a dummy customer set up on
                                                    CL Plus.

B    CL Plus       Printing of paid                 The automatic generation of the
                   history on Commercial            activity portion of the paid history
                   Loans.                           will be available during early first
                                                    quarter 1995. A request will be added
                                                    to the project inventory list to provide
                                                    static information on the paid history
                                                    form during the third quarter of 1995.

     CL Plus       Cannot future date a             CL Plus does have a procedure to satisfy
                   loan for change on rate          this request. However, the process is not
                   (fixed to variable interest      totally automated at this time.
                   segment)

Attachment A
UNITED BANKSHARES, INC. EDP ISSUES
September 1, 1994

CODE     SYSTEM                 ISSUE                                                         RESPONSE
 B   CL Plus         Interest paid last year on inquiry screen    CL Plus will add this project to the inventory list.  FIserv anticipates this feature will be available during the first quarter of 1995.

 B   CL Plus         Tracking of policy exceptions Examination    Five credit policy codes are being moved to a 10 position user
                     Demand (Regulatory)                          field within CL Plus. These fields are currently being redefined within DAS to five "2" position codes.  DAS will then be able to accommodate exception reporting similar to the features that was available in the Classic CL system. The DAS reporting feature will be available no later than October 31, 1994.

 B   Mortgage/       Definition on HMDA and CRA Reporting         FIserv will utilize a stand alone system to produce BancSource
     Regulatory                                                   Mortgage Disclosure information that is in compliance with HMDA regulations.  This stand alone system will be available by
                                                                  December 31, 1994.  Additionally, FIserv will commit to using the
                                                                  On-Line Collection System or an automated down load to a PC package to facilitate the production of denial letters.  FIserv will evaluate these options over the next few months and will communicate its approach to the production of denial letters by
                                                                  December 31, 1994.

 B   Safe Deposit    Late charge on Safe Deposit Box              The current Safe Deposit Box product does not include the ability to assess late charges.  During 1994, enhancements are being made to the system to improve delinquency tracking and reporting.
                                                                  FIserv will provide late charge capabilities by December 1995.

     General Ledger  Account number by page on GL on              FIserv will provide this enhancement prior to year end 1994.
                     Transaction Journal

     General Ledger  Allow modeling of pointers between banks     Only modeling of General Ledger lines across banks is possible.
                                                                  This is a MSA system limitation.

     CRF             CRF - field to identify who is requesting    Current CRF maintenance screens require the operator to enter a
                     change by employee number                    requester number (4 digits).  This requester number is then displayed on the CRF Customer File Transaction Report.

Attachment A
UNITED BANKSHARES, INC.EDP ISSUES
September 1, 1994


CODE     SYSTEM                       ISSUE                                                  RESPONSE
       Atchley         Large currency transaction reporting         Generally, the Large Currency Reporting System is available for
                                                                    United's use.  To facilitate aggregation, an interface between the Large Currency Transaction System and POD will be delivered in September of 1994.  This service is also included in United's bundled fees.

       Fixed Assets    IPS up load and fixed assets.  Automated     Until XCOM, Fixed Asset General Ledger transactions can be
                       conversion fixed asset automated.            transmitted to FIserv for posting.  The transactions are in RJE format.  Automated conversion options are available through IPS and FIserv.

       Inquiry         Navigation between applications on Inquiry.  FIserv will establish a "Terminal Owning Region" for United
                                                                    Bankshares in September, 1994.  A Terminal Owning Region is
                                                                    deployed to provide for the automatic routing of transactions between various on-line sessions thereby improving navigation between systems.  Employees must still sign on to various
                                                                    systems when the work day is begun to establish security rights.
                                                                    After initial sign-on, this added feature will eliminate the need to sign off one system and sign on to another thereby significantly reducing the time and key strokes required to perform ones work.

       RMDS            Allows five versions of select reports on    FIserv will accommodate this request immediately.  Mary Welsh
                       RMDS. Approximately 5% of file.              will initiate additional retention procedures as soon as she receives the list of reports form Drew.

       Platform        Support our present document prep (Bankers   FIserv's approved platform vendors (Unisys, Systeme, and
       Automation      Systems).                                    Culverin) are developing partnerships with Bankers Systems to provide document printing solutions as part of their total platform offering (Deposits, Loans, Teller).  This "partnership direction" will enable our clients to have a full array of platform options regardless of the vendor they choose.
                                                                    Additionally, because of the Partnership arrangement, FIserv does not believe there is a market demand to provide a stand alone interface to Bankers Systems.  FIserv recently asked its customer base to complete a vendor report card.  If the report card shows that several clients would like to have a direct interface, the development fee for the project could be shared equally among the clients.  The development fee for the FIserv portion of the interface would be $30,000.00.

Attachment A
UNITED BANKSHARES,INC.EDP ISSUES
September 1, 1994

CODE  SYSTEM                ISSUE                         RESPONSE
     InformEnt      Development Flexibility      FIserv will work with United to
                                                 develop a cross reference
                                                 matrix which will match officer
                                                 codes for the sales tracking
                                                 report


     Overnight      Provide automated method to  FIserv will modify the Overnight
     Investments    handle Repo's                Investment product to accommodate
                                                 United's REPO offering. The
                                                 necessary screen and processing
                                                 changes will be available by
                                                 November 30, 1994.

                                   EXHIBIT A
                                   ---------

1) BASIC SERVICES
   --------------

       Demand Deposits
       Savings
       Time Deposits
       Retirement Planning
       Retail Loans
       Commercial Loans
       General Ledger
       Central Reference File

Descriptions of each of the Basic Services may be found in the Service Reference Manuals. PURSUANT TO SECTION 11 HEREOF, THESE DESCRIPTIONS SHAll NOT CONSTITUTE WARRANTIES OF ANY KIND.

2) ANCILLARY SERVICES
   ------------------
Ancillary Services shall be those services included in Exhibit B that are not listed in Paragraph 1 above as Basic Services.

                                   EXHIBIT B
                                   ---------









                                 Fee Schedule

                          FIserv/Fusion Fee Schedule

                               Table of Contents


Account Analysis                                                           1
Account Reconcilement                                                      1
Automated Clearinghouse                                                    1
Application Reference Manuals                                              1
Application Repost                                                         1
Audit Confirmation Reports                                                 1
Automated Returns                                                          2
Balance File Transmission to Foreign Switch                                2
Bank Processing Fee Minimum                                                2
Bulk Filing                                                                2
Central Marketing File                                                     2
Central Reference File                                                     2
Combined Interest                                                          2
Commercial Loans                                                           2
Cl Plus                                                                    2
Consulting Services                                                        3
Consumer Loans                                                             3
Contingency Planning                                                       3
CRISP Interface                                                            3
Custom Services                                                            3
Data Access Service (DAS)                                                  4
Deconversion                                                               4
Demand Deposits                                                            4
Escrow Management                                                          5
General ledger                                                             5
Host/RJE Site Support                                                      5
Hot Site Support                                                           5
Large Currency Reporting                                                   6
Late Payment Interest Charge                                               6
Maturity Analysis Reporting (MARS)                                         6
Microfiche                                                                 6
Microlink                                                                  6
Mortgage Loans                                                             6
On-Line Collections                                                        6
PC Interface Support                                                       6

PC Screens                                                                 6
Platform Automation Support                                                6
Presentment items                                                          6
Printing                                                                   6
Reports Distributor                                                        7
Report Regeneration                                                        7
Retail Loans                                                               7
Retirement Planning                                                        7
RMDS                                                                       7
Safe Deposit Box Billing                                                   7
Savings                                                                    7
Securities/Collateral/Officer Tracking                                     8
Special Reports                                                            8
Tape Creation                                                              8
Telephone Banking                                                          8
Teller Support                                                             8
Third Party Audit Review                                                   8
Time Deposits                                                              8
Training                                                                   8

                          FISERV/FUSION FEE SCHEDULE

        SYSTEM OR SERVICE                      PRICE        DESCRIPTION/COMMENTS
       -------------------                     -----        --------------------
B       ACCOUNT ANALYSIS                       $0.30        Per account/month for first 1,000
                                               $0.10        Per account/month for all accounts over 1,000

                                             $300.00        Minimum/month

        ACCOUNT RECONCILEMENT
           Type A (Paid Only Listing)        $0.0200        Per item/month first 100,000 items
                                              0.0175        Per item/month for next 100,000 Items
                                              0.0150        Per item/month for next 100,000 Items
                                              0.0125        Per item/month for all Items over 300,000
           Type B (Consolidated Listing)     $0.0250        Per item/month for first 100,000 Items
                                              0.0225        Per item/month for next 100,000 Items
                                              0.0200        Per item/month for next 100,000 Items
                                              0.0175        Per item/month for all items over 300,000

                                             $100.00        Minimum fee/month (Type A plus Type B)

           History Retention                 $100.00        Per month

        AUTOMATED CLEARINGHOUSE

B          Receiving Transactions              $0.07        Per item/month
                                              $50.00        Minimum/month

           Origination Transactions            $0.07        Per item/month
           Company Processing                 $25.00        Per company/month
           Notices                           $0.0200        Per notice/month
           Tape Conversion                   $750.00        Per conversion
           ATM/POS File Processing           $100.00        Per bank, (one time charge)
           Daily Transmissions (From ATM     $100.00        Per month/transmission site
             switches and/or Clearing Houses)
           Automated Returns                   $0.50        Per item
           Notification of change              $0.02        Per item
           ACH Direct Line Receiving from      $5.00        Per file/day
             Fed                             $400.00        Maximum/month
           ACH Direct Line Origination to Fed  $7.50        Per file/day/month
           Transmission File Maintenance      $1,000        Per routine  request

        APPLICATION REFERENCE MANUAlS

           First Two Sets                     No Charge
           Additional Sets                      $50.00      Per Application Set

        APPLICATION REPOST

           Combined Interest Demand          $2,000.00      Per repost requested / completed
             Deposit or Retirement Planning
           All Other Applications            $1,000.00      Per repost requested / completed

        AUDIT CONFIRMATION REPORTS

           Set-up Charge                        $35.00      Per request
           More Than 10% Confirmed               $0.30      Per positive confirmation
                                                  0.25      Per negative confirmation
           Less than 10% confirmed               $0.02      Per account on file/request
           Per request maximum                 $500.00      Per request/month

                          FISERV/FUSION FEE SCHEDULE

        SYSTEM OR SERVICE                        PRICE      DESCRIPTION/COMMENTS
       -------------------                       -----      --------------------
B       AUTOMATED RETURNS

           Inquiry only                        $200.00      Per month
           PETS Interface                      $300.00      Per month/bank
                                                600.00      Maximum/relationship

B       BALANCE FILE TRANSMISSION TO           $250.00      Per application/month
        FOREIGN SWITCH

        BANK PROCESSING FEE MINIMUM            $5,000.00    Per month

B       BULK FILING

           Base Fee                            $175.00      Per month per bank
           Per Transaction                      $0.002      Per DD transaction

        CENTRAL MARKETING FILE

B          Standard Build                      $100.00      Monthly or quarterly file build - standard options
                                                            (primary holders and open accounts)
           Special Options Build               $250.00      Per run
           Off-Cycle Build                     $500.00      Per run (other than scheduled cycle)
           Peer Group Reporting                $220.00      Annual peer group reports

        CENTRAL REFERENCE FILE

B          CRF Accounts (Alpha-Keys)             $.110      Per account/month for first 50,000 accounts
                                                  .090      Per account/month for next 50,000 accounts
                                                  .075      per account/month for next 100,00 accounts
                                                  .060      Per account/month for all accounts over 200,000

           Address Labels/ Index Cards:
           - Printed Remotely                   $10.00      Per 1,000 accounts listed
           - Printed At FIserv                   25.00      Per 1,000 accounts listed
                                                 50.00      Per request minimum

B          9-Digit Zip Code (ZIP+4)              $7.50      Per 1,000 records/run
           CRF Miscellaneous Accounts            $.025      Per account/month
           (Non-FIserv Applications)             25.00      Minimum/month
                                                500.00      Maximum/month
           Alpha-Key Merge                     $350.00      Per request/bank

        COMBINED INTEREST

B          Per Account (1099s and 1098s)         $0.16      Per account/year
B          W-8/W-9                               $0.05      Per notice produced
B          On-line Corrections                   $1.50      Per correction/month
           B-Notices                           $300.00      Report produced from tape
                                               $500.00      Data entry module
                                               $1,000.00    Full tape processing

B       COMMERCIAL LOANS

           Active Accounts                        $0.77     Per active account/month
                                                 275.00     Minimum on active accounts
           Inactive Account                       $0.10     Per inactive account/month

B       CL PLUS                                   $2.00     Per note/month

                          FISERV/FUSION FEE SCHEDULE


        SYSTEM OR SERVICE                           PRICE     DESCRIPTION/COMMENTS
       -------------------                          -----     --------------------
        CONSULTING SERVICES                                   Fee quoted/request

        CONSUMER LOANS

B          Open Accounts                            $0.43     Per account/month for first 10,000 accounts
                                                     0.39     Per account/month for next 10,000 accounts
                                                     0.35     Per account/month for next 10,000 accounts
                                                     0.31     Per loan/month over 30,000
                                                  $650.00     Minimum fee/month
B          Closed Accounts                          $0.05     Per closed account/month
B          Dealer Reserve Reporting               $100.00     Flat fee/month
B          Interest Statements                      $0.10     Per annual statement
                                                   100.00     Minimum statement fee
           Christmas Extension Notice                $150     Base fee/execution
                                                     0.05     Per account
           Paid-out Inquiry                        $10.00     0 - 1,500 closed loans/month
                                                    15.00     1,501-5,000 closed loans/month
                                                    25.00     5,001 - 8,000 closed loans/month
                                                    50.00     8,501 - 15,000 closed loans/month
                                                    75.00     15,001 - 25,000 closed loans/month
                                                   150.00     25,001 -50,000 closed loans/month
                                                   250.00     50,001-100,000 closed loans/month
                                                   625.00     100,001-250,000 closed loans/month
                                                  1250.00     250,001-500,000 closed loans/month
                                                  1875.00     500,001-750,000 closed loans/month

           Insurance Tape Creation                $200.00     Per tape/vendor/application

B          Credit Bureau Reporting                 $50.00     Per credit bureau/month

B       CONTINGENCY PLANNING                      $750.00     Per bank/year for assets $0 to $100 mm
                                                 1,500.00     Per bank/year for assets $101 to $200mm
                                                 2.250.00     Per bank/year for assets $201 to $300mm
                                                 3,000.00     Per bank/year for assets $301 to $400mm
                                                 3,750.00     Per bank/year for assets over $400mm
                                                 6,000.00     Maximum/relationship/year

        CRISP INTERFACE                           $400.00     Per month for first user  bank
                                                   300.00     Per month for each additional user bank

        CUSTOM INTERFACE
           Includes (but not limited to)           $85.00     Per hour
           custom report and file creation, file   250.00     Minimum per request/day (plus out-of-pocket expense
           / mass maintenance, file fixes,
           loan routine requests, personnel        110.00     Per hour for urgent programming requests
           assistance
                                                  $150.00     Base fee/mass maintenance request
                                                    50.00     Per report generated from request
                                                   100.00     Incremental for CRF access on report
                                                    25.00     Per special report printed by FIserv

                          FISERV/FUSION FEE SCHEDULE

        SYSTEM OR SERVICE                      PRICE        DESCRIPTION/COMMENTS
       -------------------                     -----        --------------------
       DATA ACCESS SERVICE (DAS)
          Per Record/Report                    $2.00        Per 1,000 records on reports not requiring CRF
                                                2.50        Per 1,000 records on reports requiring CRF (CRF
                                                            available only on weekends)
                                                2.50        label production rate per 1,000 records
                                                1.20        Factor applied to download requests
                                                            (Records equal sum of read plus written/printed)
                                              $40.00        Minimum/report
                                              250.00        Maximum/report
          Storage                              $1.00        Per month for each request stored for re-execution
          Weekend Discounts                      30%        Discount applied to first $200 in weekend reports
                                                 40%        Discount applied to next $300
                                                 50%        Discount applied to next $500
                                                 60%        Discount applied to all over $1,000

        DECONVERSION                          $5,000.00     Base fee per bank
                                                 200.00     Per tape produced
                                                 250.00     For production of wipe-off DD statements

        DEMAND DEPOSIT
B          Transactions Processed             $0.018        Per transaction/month for first 300,000
                                               0.017        Per transaction/month for next 300,000
                                               0.016        Per transaction/month for next 400,000
                                               0.015        Per transaction/month for next 400,000
                                               0.014        Per transaction/month for next 400,000
                                               0.013        Per transaction over 1,800,000
                                             $450.00        Minimum/month

B          Account Maintenance                $0.075        Per account/month
B          Interest Bearing Accounts          $0.145        Per open account/month
                                               75.00        Minimum/month
                                                0.05        Per closed account/month

B          Draft Items                         $0.05        Per transaction/month
                                                0.02        Per notice/month
B          Automatic Transfers                 $0.05        Per transaction/month
                                               50.00        Minimum transaction fee/month
                                                0.02        Per notice/month
B          Sweep Transactions                  $0.05        Per transaction/month
                                               50.00        Minimum transaction fee/month
                                                0.02        Per notice/month
B          History retention:
             Seven Day                       $100.00        Per month
             Extended                        $100.00        Per month, incremental to seven day fee

B          Combined Balance Service Charge    $75.00        Per month

           Kiting Suspect Report              $50.00        Per month

           Mutual Funds Sweep                $400.00        Per month/bank
                                              800.00        Maximum/holding company

B          Statement Zip Code Sort             $0.01        Per zip code sorted statement

           Service Charge Routine Setup      $100.00        Per routine

           Service Charge Routine Change      $25.00        Per field changed
                                              100.00        Maximum fee per routine changed

                          FISERV/FUSION FEE SCHEDULE

        SYSTEM OR SERVICE                      PRICE        DESCRIPTION/COMMENTS
       -------------------                     -----        --------------------
       DEMAND DEPOSIT (CONT.)
           Accrual Adjustment Program         $200.00       Per request first day plus $50 each additional day after
                                                               first day
           Account Number Production           $25.00       Set-up fee per request
                                                 5.00       Per 1,000 account numbers produced
           Check Processing Descending       $2000.00       Per bank charge
           Order                              4000.00       Maximum/relationship

        ESCROW MANAGEMENT
           Set-up                            $5000.00       Per bank
                                             10000.00       Per relationship maximum
           Rent Security                       100.00       Per month
           Principal / Escrow                   75.00       Per month
B          IOLA Reporting                       50.00       Per month
                                               200.00       Per month for all three modules

        GENERAl LEDGER
B          Base Fee                           $400.00       Per month

B          Account Centers                     $0.235       Per account/month for first 1,000 accounts
                                                0.155       Per account/month for next 1,000 accounts
                                                0.105       Per account/month for all accounts over 2,000
B          Transactions                        $0.025       Per transaction/month for first 5,000 accounts
                                                0.014       Per transaction/month for next 5,000 accounts
                                                0.006       Per transaction/month for all accounts over 10,000

B          Budget:
             Current and Next Year Module      $50.00       Per month
             Working Year Optional Selection    25.00       Per month
             Prior Year Optional Selection      25.00       Per month

B          Application Interface               $25.00       Per application interfaced/month
B          Recurring Entries                   $10.00       Per batch/month
B          Daily Custom Reports               $100.00       Per report/month (first report free)
B          Transaction Journal                $250          Per journal (quarterly frequency)

           Interface Custom Reports:
             Report Set-up                     $25.00       Per report set-up requested
             Report Generation                 100.00       Per report generated/month first report free)

           Interface extract                  $100.00       Per application/month

B          On-Line System:
             Set-up                         $1,000.00       One-time for set-up
             Monthly Budget                    100.00       Per month for current and next year module
                                                25.00       Per month for working year optional selection
                                                25.00       Per month for prior year optional selection
           Transaction History                $500.00       One-time for set-up (waived If set-up at same time
                                                            as on-line set-up)
                                                50.00       Per month for 14 day history
                                               150.00       Per month for 45 day history

B       HOST/RJE SITE SUPPORT                 $100.00       Per month/site

        HOT SITE SUPPORT                      $100.00       Per month/site

                          FISERV/FUSION FEE SCHEDULE

        SYSTEM OR SERVICE                 PRICE             DESCRIPTION/COMMENTS
       ------------------                 -----             --------------------
B       LARGE CURRENCY Reporting
           Set-up                          $3,000.00        Per bank
                                          $10,000.00        Per holding company
           Support                           $390.00        Per Bank

        LATE PAYMENT INTEREST CHARGE           1%           Of outstanding balance aged over 30 days

B       MATURITY ANALYSIS REPORTING
        (MARS)
           Monthly Reporting                 $350.00        Per month
           Quarterly Reporting                400.00        Per quarter
           Downline Loading                    50.00        Per month or quarter
           MARSFlEX Sorting Criteria           50.00        Per report (first report free)

        MICROFICHE
                                               $0.95        Per original produced
                                                0.17        Per copy produced
                                                1.00        Hardcopy per frame requested

B       MICROLINK
                                              $30.00        Base fee/month
                                                7.50        Per access

B       MORTGAGE LOANS
           Accounts                            $0.73        Per account/month
                                              250.00        Minimum/month
           Escrow Analysis Statement           $0.10        Per statement
           Serviced loans                      $0.10        Per account/month
                                             $150.00        Minimum/month

B       ON-LINE COLLECTIONS                    $0.60        Per active account/month
                                                0.11        Per inactive account/month

        PC INTERFACE SUPPORT                 $100.00        Per month, includes support for PC Services Package,
                                                            Simware and/or XCOM

        PC SCREENS                           $300.00        Per software copy if 1 to 10 licensed
                                              290.00        Per software copy if 11 to 201 licensed
                                              280.00        Per software copy if 21 to 30 licensed
                                              270.00        Per software copy if 31 to 40 licensed
                                              260.00        Per software copy if over 40 licensed
                                                            Client responsible for 18% annual maintenance fee.
                                                            License fees exclude customization and consulting.

        PLATFORM AUTOMATION SUPPORT
           Bunker/LSC Runtime                 $50.00        Per month for first 5 controllers
                                               25.00        Per month for next 10 controllers
                                                            No charge for controllers in excess of  15
           All Other Vendor Systems          $100.00        Per month

B       PRESENTMENT ITEMS
                                               $0.25        Per account/month for first 1,000 accounts
                                                0.05        Per account/month for accounts over 1,000
                                              200.00        Minimum/month

        PRINTING                             $100.00        Per report available on microfiche or per request
                                                2.50        Per savings account statement printed

                          FISERV/FUSION FEE SCHEDULE


        SYSTEM OR SERVICE                   PRICE           DESCRIPTION/COMMENTS
        -----------------                   -----           --------------------
        REPORTS DISTRIBUTOR                   $25.00        Per designated terminal/month
                                             $500.00        Maximum/month

        REPORT REGENERATION                   $25.00        Per request/month (first two requests free)

        RETAIL LOANS
B          Open Accounts                       $0.63        Per account/month for first 5,000 accounts
                                                0.58        Per account/month for next 10,000 accounts
                                                0.53        Per account/month for next 20,000 accounts
                                                0.48        Per account/month for next 25,000 accounts
                                                0.45        Per account/month over 60,000 accounts

B          Closed Accounts                 $1,000.00        Minimum fee/month
B          Loan Interest Statements:
             Payoff statements                 $0.10        Per statement/month
             Annual statements                  0.10        Per statement
                                              100.00        Minimum fee for annual statements

B          CREDIT BUREAU REPORTING            $50.00        Per Credit Bureau/month
           Insurance Tape Creation           $200.00        Per tape/vendor/application
           Christmas Extension Notice        $150           Base fee per execution
                                                0.05        Per account

        RETIREMENT PLANNING
B          Account Processing/Reporting        $0.41        Per account/month
                                              200.00        Minimum/month
B          Statements                          $0.10        Per statement /month (annual or office)
B          W-2p, 1099R and 5498                $0.10        Per item/month
           File Fix                          $500.00        Per request necessitated by client not verifying rate
                                                               changes

B       RMDS                                 $250.00        Monthly for 1 to 5 user IDS
                                              375.00        Monthly for 6 to 10 user lDs
                                              525.00        Monthly for 11 to 20 user IDs
                                              650.00        Monthly for 21 to 40 user IDs
                                              775.00        Monthly for over 40 user IDS

B       SAFE DEPOSIT BOX BILLING
                                               $0.05        Per account/month for first 4,000 accounts
                                                0.04        Per account/month for next 4,000 accounts
                                                0.03        Per account/month for all accounts over 8,000
                                             $100.00        Minimum/month

        SAVINGS
B          Open Accounts                      $0.150        Per account/month for first 20,000 accounts
                                               0.145        Per account/month for next 20,000 accounts
                                               0.140        Per account/month for next 20,000 accounts
                                               0.135        Per account/month for next 20,000 accounts
                                               0.130        Per account/month for next 20,000 accounts
                                               0.125        Per account/month for all amounts over 100,000
                                              250.00        Minimum/month
B          Closed Accounts                     $0.05        Per account/month
B          Draft Items                         $0.05        Per transaction/month
                                                0.02        Per notice/month

                          FISERV/FUSION FEE SCHEDULE

        SYSTEM OR SERVICE                      PRICE        DESCRIPTION/COMMENTS
        -----------------                      -----        --------------------
        SAVINGS (CONT.)
B          History Retention                 $100.00        Per month
B          Statement Zip Code Sort             $0.01        Per zip code sorted statement
           Service Charge Routine Setup      $100.00        Per routine
           Service Charge Routine Change      $25.00        Per field changed
                                              100.00        Maximum fee per routine changed
           Accrual Adjustment Program        $200.00        Per request first day plus $50 each additional day
                                                            after first day
           Tape for Coupon Book Production   $300.00        Per request ($200 for tape, special report.
                                                            $50 for $50 for processing)

B       SECURITIES/COLLATERAl/OFFICER
        TRACKING
                                               $0.30        Per priced item/month
                                                0.10        Per unpriced item/month
                                               25.00        Minimum/month

        SPECIAL REPORTS                       $50.00        Applies to any report which is not produced in the
                                                            normal processing flow but which has previously
                                                            been programmed by FIserv. Additional fees
                                                            associated with the creation and generation of new
                                                            special reports are described under "Custom
                                                            Services".

        TAPE CREATION                        $200.00        Per physical tape produced

        TELEPHONE BANKING
           Bill Payment Accounts               $1.00        Per account/month
           Non-Bill Payment Accounts            0.05        Per account/month
                                              250.00        Minimum account processing/month
           By Line Telephone Banking         $400.00        Per month - One (1) port rented
                                              700.00        Per month - Two (2) ports rented
                                              900.00        Per month - Three (3) ports rented
                                            1,100.00        Per month - Four (4) port rented
                                                            Fee excludes costs of 800 number

        TELLER SUPPORT
           Inquiry                           $225.00        Per month
           Datacapture/Truncation             125.00        Per month (additional to inquiry support)

B       THIRD PARTY, AUDIT REVIEW            $350.00        Per original
                                              $35.00        Per copy

        TIME DEPOSITS
B          Open Accounts                       $0.26        Per account/month for first 20,000 accounts
                                                0.24        Per account/month for accounts over 20,000
                                              175.00        Minimum/month
B          Closed Accounts                     $0.05        Per account/month
B          History Retention                 $100.00        Per month
B          Statement Zip Code Sort             $0.01        Per zip code sorted statement
           Check Printing                      $0.15        Per check printed by FIserv

        TRAINING                                            Quoted upon request

                                   EXHIBIT C
                                   ---------




Volume Categories:                                                   Volumes:

     Demand Deposit Transactions
     Open Deposit Accounts (Demand, Savings and Time)
     Open Loan Accounts (Retail, Commercial)



The First Calculation: Determine Acquisition Increase to the $100 Fixed Monthly
- ---------------------
Fee.

                       Prior Year End Volumes
                      Oct      Nov      Dec      Avg      Converted Volumes Percentage Increase
DD Trans              300      350      325      325              50                  15.4%
Deposit Accts          50       60       55       55              10                  18.2%
Loan Accts             10       10       10       10               2                  20%


Average Percentage Increase (15.4+18.2+20)/3 =                            17.9%
Less Growth Allowance                                                     5%
Increase Percentage (17.9 - 5) =                                          12.9%
Apply the discount and determine increase (12.9% X .90% X 100)            $11.60

The Second Calculation: At year end, determine averages for each period.
- ----------------------

                 Prior Year End Volumes                        Current Year End Volumes
                Oct      Nov       Dec       Avg               Oct      Nov    Dec  Avg
DD Trans        300      350       325       325               400      415    400  405
Deposit Accts   50       60        55        55                70       70     70   70
Loan Accts      10       10        10        10                12       12     12   12

The Third Calculation: Determine internal growth - (remove acquisition volumes).
- ---------------------

             Current Year End Avg        Converted Volumes    Internal Volumes for
                                                                Current Year End
DD Trans             405                         50                   355
Deposit Accts         70                         10                    60
Loan Accts            12                          2                    10

The Fourth Calculation: Determine average percentage difference and percentage
- -----------------------
growth after allowance.

               Avg                        Avg   Average Percentage Difference
DD Trans       325                        355        (355-325)/325 =                               9.2%
Deposit Accts  55                         60         (60-55)/55 =                                  9 1%
Loan Accts     10                         10         (10-10)/10 =                                    0%

Average Percentage Growth                            (9.2+9.1+0)/3 - 6.1%

The Fifth Calculation: Apply percentage growth after allowance to the Fixed
- ---------------------
Monthly Fee and add back increase from conversion.


Allowance remaining                                                 0
Average Percentage Growth after allowance                           6.1%
Increase to Fixed monthly Fee From Internal Growth (100 X 1.061)    $106
Plus: Converted Volumes Increase to Fixed Monthly Fee               12
New Fixed Monthly Fee                                               $118

                                   EXHIBIT D
                                   ---------



                     This page is intentionally left blank

                                   EXHIBIT E
                                   ---------

                          HARDWARE PURCHASE AGREEMENT

FIserv and Client in consideration of the mutual promises set forth herein and intending to be legally bound hereby, covenant and agree to the terms vendor and conditions set forth in this Hardware Purchase Agreement (the "HPA") to govern the purchase and sale of data processing equipment ordered from vendors by FIserv on behalf of Client.
1.  EQUIPMENT
FIserv agrees to sell to Client and Client agrees to purchase, pursuant to the terms of this HPA, the data processing equipment which shall be described in Appendix A hereto (the "Equipment"). The first equipment order shall be integrated into this HPA as Appendix A which shall also contain the purchase price of the Equipment and the purchase price of any vendor software to be provided with the Equipment. Other Equipment may be sold by FIserv and purchased by Client pursuant to the terms and conditions of this HPA by mutual agreement of the parties as evidenced by signed attachments of additional Appendices describing such Client harmless from any additional equipment.
2.  DELIVERY.
2.1 FIserv shall arrange for shipment of the Equipment to the Client. FIserv shall not be responsible for delays in shipments due to causes beyond its control. The delivery schedule for the Equipment shall parts be provided to Client by the Equipment vendor(s).
2.2 FIserv shall not be responsible for installation of the Equipment, and FIserv shall not be liable for any losses, damages, or expenses which may result during installation. The vendor of the Equipment shall define its installation responsibilities, commitments, and liabilities in a separate agreement between vendor and Client.
2.3 Client hereby grants FIserv a security interest in the Equipment and any proceeds (including accounts receivable) thereof as security for under Client's obligations hereunder. Said security interest shall commence upon the initial delivery of any part of the Equipment to Client and shall terminate upon Client's full payment for the Equipment pursuant to Paragraph 5 of this HPA. Client shall execute at FIserv's request any and all documents and other instruments necessary to perfect said security interest. If Client defaults in its payment obligations under this HPA, FIserv may repossess the Equipment by directing Client in writing to deliver the Equipment to FIserv or to a third party designated by FIserv. Client shall pay all expenses of any such delivery.
3.  INSPECTION AND ACCEPTANCE.
Client shall be responsible for inspecting the Equipment upon its delivery to Client and for notifying FIserv within thirty (30) days of said delivery if the Equipment delivered to Client varies, in whole or in part, with the Equipment set forth in Appendix A hereto. Unless FIserv is notified in writing prior to the end of said thirty day period that the Equipment does not conform to the description set forth in Appendix A, Client shall be deemed to have accepted the Equipment for purposes of this HPA, and shall not be entitled to a refund of any amounts paid for the Equipment. In the event the Equipment delivered differs from the Equipment set forth in Appendix A hereto and FIserv is so notified by Client within thirty (30) days of delivery of the Equipment, Client may return, at Client's expense, the Equipment to FIserv and all payments pertaining to such returned Equipment shall be refunded by FIserv to Client.
4.  PAYMENT
4.1 Client shall pay the total purchase price of the Equipment set forth in Appendix A hereto within fifteen (15) days of the date of the invoice for such Equipment. Client shall also pay the cost of drayage, rigging and delivery of the Equipment to its installation site, within fifteen (15) days of the date of the invoice for such charges.
4.2 All amounts owed by Client under this HPA which are past due for more than thirty (30) days after payment thereof is due shall bear interest at one (l) percent per month
5.  TAXES
Client is responsible for all taxes arising from the sale of the Equipment pursuant to this HPA and shall pay such taxes when said taxes are due. FIserv shall remit all sales taxes paid by Client for the purchase of the Equipment to the pertinent taxing authority
6.  NO WARRANTIES
The parties acknowledge that all standard manufacturer and vendor warranties apply to the Equipment listed in Appendix A hereto. FIserv MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES AND REPRESENTATIONS CONCERNING THE SELECTION, QUALITY, CONDITION, MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OPERATION OR PERFORMANCE OF ANY ITEM OF THE EQUIPMENT OR THE MAINTENANCE THEREOF. EQUIPMENT COVERED BY THIS HPA IS PROVIDED TO THE CLIENT AS IS.
7.  INDEMNIFICATION.
FIserv agrees that, as a condition to the sale of Equipment to Client pursuant to this HPA, it shall obtain, from each vendor of Equipment, the vendor agreement to indemnify Client and hold Client harmless from any claim of infringement a third party's patent or copyright by the vendor's equipment.
8.  MAINTENANCE.
Unless the parties agree otherwise, FIserv shall not be responsible for the prevision of any maintenance or repairs to the Equipment or of any or replacements for the Equipment.
9.  DAMAGES.
FIserv's sole liability for any breach of this HPA of other claim relate to the Equipment or the subject matter hereof shall be for direct damage arising therefrom. In no event shall FIserv be liable for any indirect, consequential, special or punitive damages.
10. SUSPENSION OF PERFORMANCE
In the event that FIserv is unable to perform any of its obligations under this HPA or to enjoy any of its benefits due to (or if loss of the Equipment is caused by) hostile or warlike action in time of peace or war, severe weather, natural disaster, actions or decrees of any governmental bodies or sovereign power, labor disputes, communication line failure or any other cause beyond its reasonable control (hereinafter referred to as a "Force Majeure Event"), FIserv shall give notice of such Force Majeure Event to Client and shall use its best effort to resume performance of this HPA. Upon receipt of such notice, all obligations under this HPA shall be immediately suspended. Delays in delivery due to a Force Majeure Event shall automatically extend the delivery of the equipment for a period equal to the duration of the Force Majeure Event.
11. ASSIGNMENT
Either party may assign or subcontract its obligation under this HPA whole or in part to the other party, provided that the party so assigning or subcontracting shall remain primarily liable for, and the guarantor of, all of its obligations under the HPA.
12. MISCELLANEOUS.
12.1 This HPA, and all Appendices hereto, shall be governed by the laws of the Commonwealth of Pennsylvania.
12.2 No term or provision hereof shall be deemed waive and no breach excused unless such waiver or consent is in writing and signed by the party claimed to have so waived or consented.
12.3 Any notice given under this HPA shall be in writing and sent by registered, certified, express or first-class mail or hand-delivery to the party to receive such notice at the address for such party set forth in this document.
12.4 Any amendment or supplement to this HPA must be in writing and executed by both parties hereto.
13. ENTIRE AGREEMENT
This HPA and all Appendices hereto, constitutes the entire hardware purchase agreement between FIserv and Client and supersedes all proposals, oral and written, or other understandings, agreements or representations, oral and written, between the parties pertaining to the equipment. All Appendices to this HPA are hereby incorporated by reference herein and made a part hereof. The invalidity, in whole or in part, of any provision of this HPA shall not affect the validity of any other part or provision of this HPA.

                                   EXHIBIT F
                                   ---------

                              LICENSE AGREEMENT

THIS LICENSE AGREEMENT is between FIserv and the Client.
FIserv and the Client agree that all of the terms and conditions set out in this License Agreement will apply to any FIserv Licensed
Program(s) materials offered under this License Agreement. FIserv will (1) furnish Licensed Program(s), as defined in Section 1, to the Client and (2) provide services as described herein.
1.  LICENSED PROGRAM(S)
The term "Licensed Program(s)" in this License Agreement shall mean licensed data processing program(s) consisting of a series of instructions or statements in machine-readable form, and any related licensed materials such as, but not limited to, system documentation, flow charts, logic diagrams, listings and operating instructions provided for use in connection with the Licensed Program(s). The Licensed Program(s) is described in Attachment A, attached, and incorporated by this reference.
2.  TERM OF LICENSE AGREEMENT
This License Agreement shall become effective on the Effective Date of the Agreement and is for a term beginning with the delivery date and shall continue for the Initial Term of the Agreement. The delivery date shall be the date that FIserv notifies the Client that the Licensed Program(s) is functional according to FIserv specifications. FIserv will assist in planning the delivery of the Licensed Program(s).
3.  TITLE
Title to the Licensed Program(s) and related materials shall at all times remain with FIserv. All alterations, revisions, additions, enhancements and improvements made to the Licensed Program(s) shall be the property of FIserv. FIserv grants the Client a non-exclusive and non-transferable license to use the Licensed Program(s) in accordance with this License Agreement.
4.  USE OF SYSTEM.
The Client acknowledges that the Licensed Program(s) and related license materials are owned by FIserv and constitute a valuable asset and trade secret of FIserv, and that any information with respect thereto is confidential. Accordingly, the Client agrees as follows: (a) Client will use the program(s) only in machine-readable form and only on the appropriate equipment. (b) The Client will utilize printed related license materials only in support of the Licensed Program(s). (c) Use of and access to the Licensed Program(s) shall be permitted only from the location(s) designated herein. This limitation shall not prohibit the Client from moving the Licensed Program(s) so long as the Client gives prior written notice to FIserv (except for an emergency relocation). (d) The Client shall not, without prior written consent from FIserv, sell, lease, sub-lease, assign, or otherwise transfer its rights in the Licensed Program(s) or decompile, disassemble or otherwise reverse engineer the Licensed Program(s), or duplicate, copy or otherwise reproduce the Licensed Program(s) (except as a part of standard backup procedures). Client further agrees that it shall keep confidential and shall not disclose the Licensed Program(s) or any part thereof or any information pertaining thereto, to any person or entity whatsoever (other than to employees with a need to know, independent certified public accountants for auditing purposes or for compliance with governmental regulatory authorities or examiners).
(e) The Client shall make no change or alteration to the Licensed
Program(s) without the prior written consent of FIserv.
5.  CLIENT SATISFACTION GUARANTEE.
For a period of six (6) months from the delivery date of the Licensed Program(s) described herein, FIserv warrants that the program(s) will perform in the manner described in the System Documentation or FIserv will refund to the Client the initial license fee paid by the Client. THE EXPRESSED WARRANTIES CONTAINED IN THIS LICENSE AGREEMENT CONSTITUTE THE ONLY WARRANTIES MADE BY FIserv, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PROGRAM(S) AND THE SERVICES PERFORMED BY FIserv HEREUNDER. THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH EXTEND BEYOND THE FACE HEREOF INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL FIserv BE LIABLE FOR ANY INCIDENTAL CONSEQUENTIAL DAMAGES.
6.  SUPPORT.
FIserv will provide on-going support services as described in Attachment A. Client agrees it is obligated to maintain support for not less than the Initial Term of the Agreement and will pay FIserv according to the fees set forth in Attachment A. While under support, Client agrees to install new release or version of the Licensed Program(s) as they become available. FIserv agrees to provide support to Client for the Initial Term of the Agreement, subject to payment for all support services due FIserv by the Client. Support fees may be increased after the first year of the term, not to exceed 10% per year. Client will give FIserv not less than three months written notice of cancellation of support will be renewed for periods of one (1) year each. Should Client discontinue support under the term of this License Agreement or not take delivery within one (1) year from the Effective Date, then FIserv support obligations under this License Agreement are fully discharged as to that Licensed Program unless support is reinstate under Section 7.
The policy of FIserv is to provide improvements to maintain competitive marketability of its products and to assist the Client in its duty with Federal regulations applicable to the data used in the Licensed
Program(s). FIserv, therefore, reserves the right to make such changes the Licensed Program(s) as it deems appropriate.
7.  REINSTATEMENT OF SUPPORT.
Should Client terminate support or support is terminated for nonpayment of charges, on written request of Client, accompanied by tender of the reinstatement charge and charge for support services for not less than one year, FIserv, at its option, may reinstate support services. Client agrees to install the most current release or version of the Licensed Program prior to reinstatement and to pay any additional license fees , if applicable.
8.  CHARGES AND PAYMENT TERMS.
(a) The license and support services fees applicable to each Licensed Program are specified in Attachment A. (b) Reinstatement charges are equal to the support services charges owned. (c) The Client is responsible for any property, sales, use and/or excise taxes, which are accessed or payable on account of this License Agreement.
9.  CHARGES FOR CHANGE IN LICENSE.
Client is licensed to operate the Licensed Program(s) for the number of workstations shown on Attachment A. If the Client adds workstations, the parties will complete an additional Attachment to reflect the upgraded license and support service charges.
10. OTHER CLIENT OBLIGATIONS.
Client will designate a responsible person to represent the Client and help coordinate the Client's personnel during the installation period and thereafter. Client will (i) provide qualified personnel to attend the applicable training courses at FIserv headquarters to insure proper installation, (ii) pay the then prevailing FIserv training fees, and (iii) make proper use of the Licensed Program(s). If the Client requests on-site support then FIserv shall quote the terms of such support, including fees.
11. TERMINATION
Upon an event of default as defined in Section 12 below, the non-defaulting party may terminate this License Agreement. Upon termination by FIserv, the Client shall deliver the Licensed Program(s) and all related materials at the Client's expense, to a location designated by FIserv. The Client agrees to certify to FIserv that the Licensed Program(s) is no longer in use and after termination, FIserv shall have no further obligation to the Client.
12. DEFAULT
It shall be an event of default should the Client fail to pay sums due hereunder, as and when such sums are due and payable. It shall be an event of default if either party breaches a material obligation or covenant of this License Agreement and such breach is not cured within thirty (30) days from the written notice, such notice specifying in detail the nature and duration of default. Client agrees that, upon the occurrence of any actual or threatened breach by Client of the restrictions upon the use, sale, transfer, or disclosure of the Licensed Program(s), FIserv will suffer irreparable harm, that monetary damages alone shall not be a sufficient remedy, and FIserv shall be entitled to injunctive or other equitable relief as may be deemed proper or necessary by a court of competent jurisdiction, in addition to FIserv's other right herein.
13.  LIMITATION OF LIABILITY
Any liability of FIserv to Client for any liability, loss, damage, cost or agreement, or under-taking arising out of or relating to this License Agreement shall be limited to actual direct damages incurred by Client, but in no event shall FIserv's aggregate liability exceed the initial license fee. Neither party shall be liable to the other party for any consequential, special, indirect, or incidental damages.
14.  GENERAL
(a) FIserv shall have the right to collect from the Client reasonable expenses incurred in enforcing the collection of fees, taxes, or any other sums payable hereunder or in connection with the enforcement by FIserv of its right or remedies hereunder including, but not limited to, any court costs or reasonable attorney' fees incurred in connection therewith. No failure of FIserv to demand any sum, when due, shall be deemed a waiver by FIserv of the obligation of Client to pay such a sum.
(b) FIserv may without Client's consent, assign or transfer this License Agreement and in such event FIserv assignee or transferee shall have the rights, powers, privileges, and remedies of FIserv thereunder. Client shall not assign this License Agreement or any interest hereunder without FIserv's prior written consent, such consent not to be unreasonably withheld.
(e) FIserv agrees to defend, indemnify and hold harmless the Client from and against any loss, claim, damage, or cost (including reasonable attorneys' fees) arising out of any action against the Client asserting a claim that the Client's use of the License Program(s) infringes any patent of copyright held by another party, provided, however, Client is operating under the most current release or version of the Licensed Program(s). Client provides prompt notice to FIserv of such action, and FIserv may assume the complete defense of such claim.
(d) The Licensed Program(s) will be located at

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